EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated the 1st day of May, 2014 to the Employment Agreement, dated May 15, 2013 (the “Employment Agreement”), as amended on January 20, 2014, by and between Heat Biologics, Inc. (the “Company”) and Matthew Czajkowski (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Employee was retained under the Employment Agreement by the Corporation to serve as its Chief Financial Officer; and

WHEREAS, the Corporation desires to amend the base salary set forth in the Employment Agreement to reflect the fact that Employee has been devoting 80% of his professional time to providing services to the Corporation.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Commencing May 1, 2014, the Base Salary of One Hundred Thirty Five Thousand Dollars ($135,000) set forth in Section 3(a) of the Employment Agreement, as amended, shall be increased to One Hundred Eighty Thousand Dollars ($180,000).

2. The reference to 50% in Section 3(c) shall be increased to 80%.

3. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

4. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

6. This Amendment is made and shall be construed and performed under the laws of the State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer

/s/ Matthew Czajkowski
MATTHEW CZAJKOWSKI